EXHIBIT 99.1

PRESS RELEASE

Contacts: Kite Realty Group Trust Dan Sink Chief Financial Officer (317) 577-5609 dsink@kiterealty.com	Kite Realty Group Trust Adam Chavers Vice President of Investor Relations (317) 713-5684 achavers@kiterealty.com

Kite Realty Group Trust Reports
Second Quarter 2010 Results

Highlights

•	Funds From Operations (FFO) was $7.5 million or $0.11 per diluted share for the second quarter of 2010.

•	39 new and renewal leases for 216,200 square feet were executed during the quarter for an aggregate cash rent spread of 10%.

•	Operating retail portfolio was 91% leased at quarter end as compared to 90% at the end of the previous quarter.

•	New anchor leases signed during the quarter with Nordstrom Rack and Toys “R” Us.

•	Subsequent to quarter end, a new 23,500 square foot lease was signed with The Container Store at Rivers Edge.

Indianapolis, Ind., August 4, 2010 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) today announced results for its second quarter ended June 30, 2010.  Financial statements and exhibits attached to this release include results for the three and six months ended June 30, 2010 and 2009.

Financial and Operating Results

For the three months ended June 30, 2010, funds from operations (FFO), a widely accepted supplemental measure of REIT performance established by the National Association of Real Estate Investment Trusts, was $7.5 million for the Kite Portfolio, or $0.11 per diluted share, compared to $8.9 million, or $0.15 per diluted share in the same period of the prior year.  The majority of the decrease in FFO between years is attributable to lower gains on sales of land and outlot parcels ($0.6 million) and lower after tax construction margin ($0.3 million).  The decrease in diluted FFO per share between years was primarily a result of the issuance of 28.8 million shares in the Company’s May 2009 common share offering.

FFO allocable to the Company for the second quarter of 2010 was $6.7 million compared to $7.6 million for the same period of the prior year.

For the six months ended June 30, 2010, FFO was $14.6 million for the Kite Portfolio, or $0.21 per diluted share, compared to $17.2 million, or $0.35 per diluted share for the first half of 2009.  The majority of the decrease in FFO between years is attributable to lower gains on sales of land and outlot parcels ($2.1 million) and lower after tax construction margin ($0.6 million).  The decrease in diluted FFO per share between years is also a result of the Company’s May 2009 common share offering.

FFO allocable to the Company for the first six months of 2010 was $13.0 million compared to $14.4 million for the same period of the prior year.

The Company’s total revenue for the second quarter of 2010 was $24.8 million, down from $30.1 million for the same period in 2009.  This decrease was primarily a result of lower construction activity ($3.8 million) and lower gains on sales of land and outlot parcels ($0.6 million).  The Company recorded a net loss of $4.0 million for the second quarter of 2010, compared to net income of $0.3 million for the same period of the prior year.  The change between years primarily reflects additional non-cash depreciation charges of $3.5 million recorded in connection with the redevelopment of three properties to recognize shorter useful lives of certain assets at these properties.  Also contributing to the decline in net income was lower construction activity and lower gains on land and outlot sales.

The Company’s total revenue for the first six months of 2010 was $50.4 million, down from $60.3 million for the same period in 2009.  This decrease was primarily a result of lower construction activity ($8.1 million) and lower gains on sales of land and outlot parcels ($1.3 million).  The Company recorded a net loss of $5.1 million for the first six months of 2010, compared to net income of $1.0 million in the same period of the prior year.  This change between years also reflects the 2010 additional non-cash depreciation charges of $3.5 million discussed above, lower construction activity and lower gains on land and outlot sales.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer said, “We are again pleased with the momentum of our leasing efforts during the quarter as we increased our retail leased percentage by 100 basis points and signed several new anchor tenant leases.  We have been able to execute on our leasing initiatives while maintaining positive rent spreads on an aggregate basis.  We continue to look for select growth opportunities while maintaining our focus on liquidity and the balance sheet.”

Operating Portfolio

As of June 30, 2010, the Company owned interests in 51 retail operating properties totaling approximately 7.9 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 91.0% leased as of June 30, 2010, compared to 90.0% leased as of the end of the prior quarter.  In addition, the Company owns four commercial operating properties totaling approximately 499,200 square feet.  As of June 30, 2010, the owned net rentable area of the commercial operating portfolio was 95.5% leased compared to 96.2% leased as of the end of the prior quarter.

For the combined retail and commercial operating portfolio, the leased percentage was 91.5% as of June 30, 2010, compared to 90.6% leased as of the end of the prior quarter.

On a same property basis, the leased percentage of the Company’s 55 operating properties was 91.5% at June 30, 2010 and 91.1% at June 30, 2009.  Same property net operating income for these properties decreased 1.5% in the second quarter of 2010 compared to the same period in the prior year and increased 1.4% compared to the first quarter of 2010.  The Company expects that same property NOI growth will continue to be positively influenced in the second half of 2010 by base rent and related recoveries from recently executed junior anchor leases.

Leasing Activities

During the second quarter of 2010, the Company executed 39 new and renewal leases totaling 216,200 square feet for an aggregate cash rent spread of approximately 10%.  New leases were signed with 23 tenants for approximately 136,300 square feet of GLA representing an 18.1% cash rent spread.  A total of 16 leases for 79,900 square feet were renewed during the quarter.  Renewal rental rates were 0.4% below previous rents excluding the renewal of an anchor tenant at Plaza at Cedar Hill near Dallas, Texas.  Including this anchor tenant lease, renewal rental rates for the quarter were 6.0% below previous rents.

The Company executed two new anchor leases during the quarter.  Nordstrom Rack executed a 35,000 square foot lease to replace Office Depot as part of the redevelopment of Rivers Edge in Indianapolis, Indiana.  In the operating portfolio, a 34,500 square foot lease was executed for a Toys “R” Us/Babies “R” Us combination store at Plaza at Cedar Hill.  Subsequent to the end of the quarter, the Company executed an anchor lease with The Container Store for an additional 23,500 square feet at Rivers Edge.

The Company is currently in various stages of negotiations for 50 new and renewal leases with tenants for a total of approximately 325,000 square feet.

Development Activities

As of June 30, 2010, the Company owned interests in two in-process development projects, Eddy Street Commons in South Bend, Indiana and Cobblestone Plaza in Ft. Lauderdale, Florida, that are expected to total approximately 297,700 owned square feet.  The total estimated cost of these projects is approximately $87 million, of which approximately $81 million had been incurred as of June 30, 2010.

At Eddy Street Commons, the leased percentage increased to approximately 80% at the end of the second quarter.  The Company anticipates this project will be stabilized by year-end.  Leasing activity at Cobblestone Plaza has increased as the October 2010 date of construction commencement approaches for the Whole Foods anchor store.

The Company also has five properties in redevelopment representing a total of approximately 510,300 square feet.  Coral Springs Plaza near Boca Raton, Florida is 100% leased to Toys “R” Us which is expected to open in the fourth quarter of 2010.  Academy Sports anchors the Company’s Bolton Plaza redevelopment in Jacksonville, Florida and is also expected to open in the fourth quarter of this year.  As noted above, significant leasing activity recently has occurred at our Rivers Edge property and construction is expected to commence on this redevelopment in the third quarter.

Distributions

On June 16, 2010, the Board of Trustees declared a quarterly cash distribution of $0.06 per common share for the quarter ended June 30, 2010 to shareholders of record as of July 7, 2010.  This distribution was paid on July 14, 2010.  The Board of Trustees anticipates declaring a quarterly cash distribution for the quarter ending September 30, 2010 later in the third quarter.

FFO Guidance

The Company is reaffirming its FFO guidance for the year ending December 31, 2010 in a range of $0.42 to $0.47 per diluted share.  Following is a reconciliation of estimated net loss per common share to estimated diluted FFO per share:

Guidance Range for 2010	Low	High
Diluted net loss per share (1)	$(0.10)	$(0.05)
Depreciation and amortization of consolidated and unconsolidated entities (1)	0.52	0.52
Diluted FFO per share	$0.42	$0.47

(1)  Reflects approximately $5 million of additional depreciation expense on redevelopment properties.  See “Financial and Operating Results” above for additional information.

Funds From Operations

The Company’s business is the ownership, operation and management of real estate.  It believes that Funds From Operations (FFO) is helpful to investors when measuring operating performance because it excludes various items that are considered in the determination of net income that do not relate to or are not indicative of operating performance, such as gains or losses from sales of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. A reconciliation of net income (loss) to FFO is included in the attached table.

Earnings Conference Call

Management will host a conference call on Thursday, August 5, 2010 at 1:00 p.m. EDT to discuss financial and operating results for the quarter ended June 30, 2010.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (866) 730-5764 for domestic callers and (857) 350-1588 for international callers (passcode 94101798).  In addition, a telephonic replay of the call will be available until November 5, 2010.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 59709393).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, expansion and development of high quality neighborhood and community shopping centers in selected growth markets in the United States.  The Company owns interests in a portfolio of operating retail properties, retail properties under development and operating commercial properties.

Safe Harbor

This press release contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the current recession; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida and Texas; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

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Kite Realty Group Trust
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2010	December 31, 2009
Assets:
Investment properties, at cost:
Land	$226,094,850	$226,506,781
Land held for development	27,546,315	27,546,315
Buildings and improvements	749,417,510	736,027,845
Furniture, equipment and other	5,139,396	5,060,233
Construction in progress	180,889,327	176,689,227
	1,189,087,398	1,171,830,401
Less: accumulated depreciation	(142,426,340)	(127,031,144)
	1,046,661,058	1,044,799,257
Cash and cash equivalents	10,380,923	19,958,376
Tenant receivables, including accrued straight-line rent of $8,806,470 and $8,570,069, respectively, net of allowance for uncollectible accounts	16,793,319	18,537,031
Other receivables	6,769,776	9,326,475
Investments in unconsolidated entities, at equity	10,702,401	10,799,782
Escrow deposits	13,872,370	11,377,408
Deferred costs, net	21,164,713	21,509,070
Prepaid and other assets	4,969,800	4,378,045
Total Assets	$1,131,314,360	$1,140,685,444

Liabilities and Equity:
Mortgage and other indebtedness	$662,399,569	$658,294,513
Accounts payable and accrued expenses	36,397,129	32,799,351
Deferred revenue and other liabilities	16,468,913	19,835,438
Total Liabilities	715,265,611	710,929,302
Commitments and contingencies
Redeemable noncontrolling interests in the Operating Partnership	45,785,248	47,307,115
Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, no shares issued and outstanding	—	—
Common Shares, $.01 par value, 200,000,000 shares authorized 63,212,015 shares and 63,062,083 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	632,120	630,621
Additional paid in capital	450,241,522	449,863,390
Accumulated other comprehensive loss	(5,376,956)	(5,802,406)
Accumulated deficit	(82,294,258)	(69,613,763)
Total Kite Realty Group Trust Shareholders’ Equity	363,202,428	375,077,842
Noncontrolling Interests	7,061,073	7,371,185
Total Equity	370,263,501	382,449,027
Total Liabilities and Equity	$1,131,314,360	$1,140,685,444

Kite Realty Group Trust
Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Minimum rent	$17,741,385	$17,900,174	$35,476,596	$35,834,674
Tenant reimbursements	4,259,847	4,654,376	9,101,108	9,192,463
Other property related revenue	849,036	1,770,070	1,948,848	3,360,074
Construction and service fee revenue	1,950,848	5,762,463	3,830,198	11,911,458
Total revenue	24,801,116	30,087,083	50,356,750	60,298,669
Expenses:
Property operating	3,733,851	3,880,359	8,308,203	9,156,072
Real estate taxes	3,163,086	3,544,973	6,539,400	6,280,623
Cost of construction and services	1,637,383	5,017,734	3,395,701	10,577,050
General, administrative, and other	1,254,792	1,545,964	2,630,762	2,889,044
Depreciation and amortization	12,165,390	8,678,413	20,710,245	16,139,475
Total expenses	21,954,502	22,667,443	41,584,311	45,042,264
Operating income	2,846,614	7,419,640	8,772,439	15,256,405
Interest expense	(7,237,738)	(6,991,624)	(14,334,601)	(13,768,132)
Income tax expense of taxable REIT subsidiary	(127,264)	(13,233)	(153,100)	(51,185)
(Loss) income from unconsolidated entities	(98,595)	121,017	(98,595)	152,517
Other income	66,810	35,622	132,560	84,506
(Loss) income from continuing operations	(4,550,173)	571,422	(5,681,297)	1,674,111
Loss from discontinued operations	—	(266,035)	—	(482,746)
Consolidated net (loss) income	(4,550,173)	305,387	(5,681,297)	1,191,365
Net loss (income) attributable to noncontrolling interests	529,618	(48,302)	586,062	(233,038)
Net (loss) income attributable to Kite Realty Group Trust	$(4,020,555)	$257,085	$(5,095,235)	$958,327

(Loss) income per common share – basic and diluted
(Loss) income from continuing operations attributable to Kite Realty Group Trust common shareholders	$(0.06)	$0.01	$(0.08)	$0.03
Loss from discontinued operations attributable to Kite Realty Group Trust common shareholders	—	—	—	(0.01)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(0.06)	$0.01	$(0.08)	$0.02

Weighted average common shares outstanding - basic	63,209,194	47,988,205	63,165,588	41,124,387
Weighted average common shares outstanding - diluted	63,209,194	48,081,453	63,165,588	41,198,377
Dividends declared per common share	$0.0600	$0.0600	$0.1200	$0.2125

Net (loss) income attributable to Kite Realty Group Trust common shareholders:
(Loss) income from continuing operations	$(4,020,555)	$485,607	$(5,095,235)	$1,362,385
Discontinued operations	—	(228,522)	—	(404,058)
Net (loss) income attributable to Kite Realty Group Trust	$(4,020,555)	$257,085	$(5,095,235)	$958,327

Kite Realty Group Trust
Funds From Operations
For the Three and Six Months Ended June 30, 2010 and 2009
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Consolidated net (loss) income	$(4,550,173)	$305,387	$(5,681,297)	$1,191,365
Less net (loss) income attributable to noncontrolling interests in properties	24,563	(26,228)	(54,526)	(46,475)
Add depreciation and amortization of consolidated entities, net of noncontrolling interests	12,004,739	8,586,847	20,327,252	15,967,091
Add depreciation and amortization of unconsolidated entities	41,359	52,690	41,359	104,826
Funds From Operations of the Kite Portfolio1	7,520,488	8,918,696	14,632,788	17,216,807
Less redeemable noncontrolling interests in Funds From Operations	(842,294)	(1,277,482)	(1,638,872)	(2,854,123)
Funds From Operations allocable to the Company1	$6,678,194	$7,641,214	$12,993,916	$14,362,684

Basic and Diluted FFO per share of the Kite Portfolio	$0.11	$0.15	$0.21	$0.35

Basic weighted average Common Shares outstanding	63,209,194	47,988,205	63,165,588	41,124,387
Diluted weighted average Common Shares outstanding	63,476,111	48,081,453	63,396,648	41,198,377
Basic weighted average Common Shares and Units outstanding	71,178,077	56,040,684	71,137,042	49,176,866
Diluted weighted average Common Shares and Units outstanding	71,444,993	56,133,932	71,368,102	49,250,856

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1
“Funds From Operations of the Kite Portfolio” measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.